SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 1, 2017

CHEMTURA CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware	1-15339	52-2183153
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania, 19103 199 Benson Road, Middlebury, Connecticut 06749
(Address, including Zip Code, Principal Executive Offices)

(203) 573-2000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-d2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4e(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of Chemtura Corporation (“Chemtura”) was held on February 1, 2017. A total of 51,579,718 shares of Chemtura common stock, out of a total of 63,002,260 shares of common stock issued and outstanding and entitled to vote as of the close of business on December 23, 2016 (the record date for the Special Meeting) were present in person or represented by proxy at the Special Meeting. A summary of the voting results for the following proposals, each of which is described in detail in the proxy statement dated December 23, 2016 and first mailed to Chemtura’s stockholders on or about December 23, 2016, is set forth below:

Proposal 1: Approval and Adoption of the Merger Agreement

Chemtura’s stockholders approved and adopted the Agreement and Plan of Merger, dated as of September 25, 2016 by and among Chemtura, Lanxess Deutschland GmbH (“Lanxess”), and LANXESS Additives Inc., an indirect, wholly owned subsidiary of Lanxess (the “Merger Subsidiary”), as may be amended from time to time (the “Merger Agreement”), and pursuant to which Merger Subsidiary will be merged with and into Chemtura, with Chemtura surviving as an indirect, wholly owned subsidiary of Lanxess (the “Merger”). The following were the tabulated votes “For” and “Against” this proposal as well as the number of “Abstentions”:

For	Against	Abstain
51,519,668	23,935	36,115

Proposal 2: Approval on a Non-Binding Advisory Basis of Certain Compensation Based on or otherwise Relating to the Merger

Chemtura’s stockholders approved, on a non-binding, advisory basis, certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise related to the Merger. The following were the tabulated votes “For” and “Against” this proposal as well as the number of “Abstentions”:

For	Against	Abstain
50,298,494	1,081,341	199,883

Proposal 3: Adjournment of the Special Meeting, if Necessary

Chemtura’s stockholders approved a proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement, but in view of the adoption of the Merger Agreement by  Chemtura’s stockholders, this was not necessary. The following were the tabulated votes “For” and “Against” this proposal as well as the number of “Abstentions”:

For	Against	Abstain
49,108,535	2,428,175	43,008

Item 8.01. Other Events.

On February 1, 2017, Chemtura issued a press release announcing that its stockholders voted to approve and adopt the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference. The closing of the transactions contemplated by the Merger Agreement remains subject to the fulfillment or waiver of certain conditions that have not yet been satisfied, including the receipt of certain approvals from certain regulatory authorities and other customary closing conditions.

Item 9.01. Exhibits and Financial Statements.

(d) Exhibits

99.1	Press Release, dated February 1, 2017, issued by Chemtura Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation

By:	/s/ Billie S. Flaherty
Billie S. Flaherty
EVP, General Counsel & Secretary

Date: February 1, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 1, 2017, issued by Chemtura Corporation.